Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                               September 30, 1997
                               ------------------
                                   (Unaudited)




     Assets

     Current assets:
       Cash                                               $   227,000
       Accounts receivable                                  1,167,000
       Prepayments                                              7,000
                                                                -----

               Total current assets                         1,401,000
                                                            ---------
     Non-current assets:
       Other property and investments                         218,000
                                                              -------

               Total non-current assets                       218,000
                                                              -------

               Total Assets                               $ 1,619,000
                                                          ===========




     Liabilities & Shareholder's Equity

     Current liabilities:
       Accounts payable                                   $ 2,148,000
       Other                                                  237,000
                                                              -------
               Total current liabilities                    2,385,000
                                                            ---------


     Shareholder's equity:
       Capital surplus                                      1,400,000
       Retained earnings                                   (2,166,000)
                                                           ----------

                Total shareholder's equity               (    766,000)
                                                         -------------




               Total Liabilities & Shareholder's Equity   $ 1,619,000
                                                          ===========


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                                                                    Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                              Statements of Income
                              --------------------
                                   (Unaudited)





                                          Three Months   Nine Months
                                              Ended         Ended
                                          Sept.30,1997   Sept.30,1997
                                          ------------   ------------


     Operating Revenues                  $    33,000    $    33,000
                                         -----------    -----------


     Operating Expenses:
       Other operation and maintenance     1,214,000      3,368,000
                                           ---------      ---------

         Total operating expenses          1,214,000      3,368,000
                                           ---------      ---------

     Operating Income/(Loss)              (1,181,000)    (3,335,000)


     Other Income and Expenses                 2,000          2,000
                                               -----          -----



     Earnings Before Income Taxes         (1,179,000)    (3,333,000)


       Income tax benefit                (   413,000)    (1,167,000)
                                         ------------    -----------



     Net Loss                            $  (766,000)   $(2,166,000)
                                         ===========    ===========